EXHIBIT 10.5

COLD FLOW ENERGY ULC

PROMISSORY NOTE
Principal Amount: $1,000,000.00	Date: March 2, 2007

FOR VALUE RECEIVED, the undersigned, Cold Flow Energy ULC (the "Borrower"), PROMISES TO PAY to or to the order of 1304146 Alberta Ltd. (the "Lender"), at the offices of the agent of the Lender, Burstall Winger LLP ("EW") at Suite 1600, Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta, T2P 2Z1 Attention: Keith Templeton, the principal amount of ONE MILLION DOLLARS ($1,000,000.00) in lawful money of Canada with interest on such amount at the Interest Rate (as defined herein), calculated in the manner and payable at the times, specified in this Note.

The principal amount remaining from time to time unpaid and outstanding shall bear interest, both before and after demand and judgment to the date of the repayment in full of the principal amount, at the rate of SEVEN (7%) percent per annum (the "Interest Rate"). Interest at the Interest Rate shall be simple and non-compounding and shall accrue daily and be calculated on the basis of the actual number of days elapsed in a year of 365 days.

The aggregate principal amount of this Note and all interest accruing hereunder at the Interest Rate shall become due and payable by the Borrower to the Lender on July 30, 2007.

The Borrower shall make commercially reasonable efforts to prepay the whole or any portion of the principal amount of this Note and interest thereon from time to time remaining unpaid and outstanding.

The Borrower and all endorsers of this Note waive presentment for payment and notice of non-payment and agree and consent to all extensions or renewals of this Note without notice.

Neither the Borrower nor the Lender may assign its rights or obligations hereunder without the prior written consent of the other. This Note shall enure to the benefit of the Lender and its respective successors and permitted assigns and shall be binding upon the Borrower and its respective successors and assigns.

Notwithstanding any other provision herein, this Note and all obligations of the Borrower hereunder, including without limitation the obligations of the Borrower to pay the principal amount of this Note to the Lender, shall automatically terminate and be of no force and effect in the event the Petroleum, Natural Gas and General Rights Conveyance dated effective the date hereof among the Lender, Borrower, Peace Oil Corp. and Surge Global Energy, Inc. (collectively, the "Parties") is released pursuant to subsection 7(a) of the Escrow Agreement between the Parties and BW.

This Note shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the Borrower has executed this Note.

COLD FLOW ENERGY ULC
Per: /s/ David Perez
Name: David Perez
Title: CEO & Chairman